As filed with the United States Securities and Exchange Commission on November 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

Registration Statement

Under

The Securities Act of 1933

SEACOR Marine Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2564547
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12121 Wickchester Lane, Suite 500

Houston, Texas 77079

(346) 980-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Gellert

President and Chief Executive Officer

SEACOR Marine Holdings Inc.

12121 Wickchester Lane, Suite 500

Houston, Texas 77079

(346) 980-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brett Nadritch Milbank LLP 55 Hudson Yards New York, NY 10001 (212) 530-5301	Andrew H. Everett II Senior Vice President, General Counsel and Secretary SEACOR Marine Holdings Inc. 12121 Wickchester Lane, Suite 500 Houston, Texas 77079 (346) 980-1700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the Selling Security Holders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2022

PROSPECTUS

2,978,724 Shares of Common Stock (or 2,978,724 Warrants in Lieu of Such Common Stock) Issuable Upon Conversion of the Convertible Notes, as well as any Shares of Common Stock Underlying the Warrants

On October 5, 2022, SEACOR Marine Holdings Inc. (“we,” “us” or “our”) and certain funds affiliated with The Carlyle Group Inc. (the “Carlyle Investors”) entered into two agreements pursuant to which we issued to the Carlyle Investors: (i) $90.0 million in aggregate principal amount of the Company’s 8.0% / 9.5% Senior PIK Toggle Notes due 2026 and (ii) $35.0 million in aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2026 (the “Convertible Notes”) in exchange for $125.0 million in aggregate principal amount of the Company’s outstanding 4.25% Senior Convertible Notes due 2023 (the “Old Convertible Notes”). The Convertible Notes are convertible into shares of our common stock, par value $0.01 per share (the “common stock” and, the common stock issuable upon conversion, the “Conversion Shares”), or, under certain circumstances, warrants to purchase shares of our common stock for $0.01 per share (the “Warrants” and the common stock issuable upon exercise of the Warrants, the “Warrant Shares”). In this prospectus we refer to these transactions as the “Exchange Transactions.” See “Selling Security Holders” for additional information.

This prospectus relates to the resale by the persons described in this prospectus, whom we call the “Selling Security Holders,” or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, from time to time of up to (i) 2,978,724 shares of common stock issuable as either Conversion Shares or Warrant Shares and (ii) 2,978,724 Warrants (together with the Conversion Shares and the Warrant Shares, the “Securities”) upon conversion of the Convertible Notes and/or exercise of Warrants, as applicable. We are registering these Securities on behalf of the Selling Security Holders to satisfy the registration rights they were granted pursuant to a registration rights agreement entered into on October 5, 2022, in connection with the Exchange Transactions. While we will not receive any of the proceeds from the sales of the Securities by the Selling Security Holders, we will receive nominal proceeds from the exercise of any Warrants for cash. See “Use of Proceeds” below for additional information.

The Securities may be sold by the Selling Security Holders from time to time through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. To the extent required, the specific terms of any Securities the Selling Security Holders offer will be included in a supplement to this prospectus. Any such prospectus supplement will also describe the specific manner in which the Selling Security Holders will offer such Securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SMHI.” On November 3, 2022, the last reported sale price of a share of our common stock on the NYSE was $7.27. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE or any securities market or other exchange of the Securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in the applicable prospectus supplement (if any) and any related free writing prospectus, and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Security Holders may from time to time sell up to 2,978,724 shares of common stock (as Conversion Shares or Warrant Shares) or Warrants. This prospectus provides you with a general description of the Securities the Selling Security Holders may offer. Each time the Selling Security Holders offer a type or series of Securities under this prospectus, solely to the extent required, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the Securities being offered. We or the Selling Security Holders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a Security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Securities contained in the applicable prospectus supplement and any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or unless the context otherwise requires, the terms “we,” “our,” “ours,” “us,” “its” and the “Company” refer to SEACOR Marine Holdings Inc. and its consolidated subsidiaries. “SEACOR Marine” refers to SEACOR Marine Holdings Inc., incorporated in 2014 in Delaware, without its subsidiaries.

Overview

The Company provides global marine and support transportation services to offshore energy facilities worldwide. The Company operates and manages a diverse fleet of offshore support vessels that (i) deliver cargo and personnel to offshore installations including wind farms, (ii) handle anchors and mooring equipment required to tether rigs to the seabed, and assist in placing them on location and moving them between regions, (iii) provide construction, well work-over, maintenance and decommissioning support and (iv) carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair. Additionally, the Company’s vessels provide accommodations for technicians and specialists.

The Company operates its fleet in four principal geographic regions: the U.S., primarily in the Gulf of Mexico; Africa and Europe; the Middle East and Asia; and Latin America, primarily in Mexico, Brazil and Guyana. The Company’s vessels are highly mobile and regularly and routinely move between countries within a geographic region. In addition, the Company’s vessels are redeployed among geographic regions, subject to flag restrictions, as changes in market conditions dictate.

Corporate Information

SEACOR Marine’s principal executive office is located at 12121 Wickchester Lane, Suite 500, Houston, TX 77079, and its telephone number is (346) 980-1700. SEACOR Marine’s website is www.seacormarine.com. The information contained on or that may be obtained from SEACOR Marine’s website is not, and shall not be deemed to be, a part of this prospectus. You can review filings we make with the SEC at its website www.sec.gov, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Securities That May Be Offered

The Selling Security Holders may sell up to 2,978,724 shares of common stock (as Conversion Shares or Warrant Shares) or Warrants. This prospectus provides you with a general description of the Securities the Selling Security Holders may offer.

If required, we will also file a prospectus supplement in connection with the sales of the Securities by the Selling Security Holders.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The Selling Security Holders may sell the Securities directly to investors or to or through agents, underwriters or dealers. The Selling Security Holders and their agents or underwriters reserve the right to accept or reject all or part of any proposed purchase of Securities. If the Selling Security Holders do offer Securities to or through agents or underwriters, to the extent required, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us, if any.

Jones Act Considerations. To facilitate compliance with the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapter 551, and any successor or replacement statutes thereto, and the regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade (the “Jones Act”), the Company’s third amended and restated certificate of incorporation (the “Certificate of Incorporation”) and third amended and restated by-laws (the “Bylaws”): (i) limit (a) the aggregate percentage ownership by non-U.S. citizens of any class or series of the Company’s capital stock (including common stock) to 22.5% of the outstanding shares of each such class or series to ensure that ownership by non-U.S. citizens will not exceed the maximum percentage permitted by applicable maritime law (presently 25%) but authorize the Company’s board of directors, under certain circumstances, to increase the foregoing percentage to not more than 24% and (b) ownership of shares of any class or series of the Company’s capital stock by an individual non-U.S. citizen (and any other non-U.S. citizen whose ownership position would be aggregated with such non-U.S. citizen for purposes of the Jones Act) to not more than 4.9% of the outstanding shares of each such class or series; (ii) permit the institution of a dual stock certification system to help determine such ownership; (iii) provide that any issuance or transfer of shares in excess of such permitted percentage shall be ineffective as against the Company and prohibit the Company and its transfer agent from registering such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as a stockholder of the Company for any purpose whatsoever except to exercise its remedies; (iv) provide that any such excess shares shall not have any voting or dividend rights; (v) permit the Company to redeem any such excess shares; and (vi) permit the board of directors to make such reasonable determinations as may be necessary to ascertain such ownership and implement such limitations. In addition, the Bylaws limit the number of non-U.S. citizens that may serve as directors and restrict any non-U.S. citizen officer from acting in the absence or disability of the chairman of the board of directors, the Chief Executive Officer or the President.

Common Stock. The Selling Security Holders may offer up to 2,978,724 shares of common stock (as Conversion Shares or Warrant Shares) from time to time. Holders of shares of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The common stock votes together as a single class. Directors are elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in the Certificate of Incorporation, the Bylaws or required by law, all other matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Shares of our common stock are not convertible into any other shares of our capital stock.

Warrants. The holders of our Convertible Notes may, if required to maintain our compliance with the Jones Act, receive Warrants instead of Conversion Shares upon exercise of their conversion rights. For a description of the Warrants see “Description of the Warrants.” The form of warrant that describes the terms of the Warrants has been filed as an exhibit to the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in the Securities involves a certain degree of risk. You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and updated, if applicable, in our Quarterly Reports on Form 10-Q before investing in the Securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in the Securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When the Selling Security Holders offer and sell any Securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such Securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters and involve significant known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. All of these forward-looking statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Risks related to forward-looking statements include, but are not necessarily limited to, those relating to:

•	fluctuating prices and decreased demand for oil and natural gas;

•	decreased demand for offshore oil and natural gas exploration, development and production;

•	COVID-19 pandemic and its impact on the price of oil, demand for oil, and demand for services;

•	COVID-19 pandemic, health epidemics and other outbreaks and their impact and disruption to business operations and workforce;

•	restrictions and limitations imposed by credit facilities on operating and financial flexibility;

•	debt structure;

•	changes in the method of determining the London Interbank Offered Rate;

•

downward pricing pressures on the price of crude oil and natural gas resulting from unconventional crude oil and natural gas sources and improved economics of producing natural gas and oil from such sources;

•	losses or impairment charges related to sold or idle vessels;

•	ability to retain customers due to a failure to maintain an acceptable safety record;

•	increase in competition in the offshore marine service industry;

•	oversupply of vessels or equipment serving offshore oil and natural gas operations may adversely impact charter rates for vessels and equipment;

•	loss of significant customers;

•	consolidation of customer base may adversely affect demand for services and reduction in revenue;

•	inability to maintain or replace offshore support vessels as they age;

•	failure to successfully complete construction or conversion of vessels, repairs, maintenance or routine drydockings on schedule and on budget;

•	seasonal factors and their impact on business operations and workforce;

•	incurring high levels of fixed costs regardless of business activity levels;

•	incurring higher than expected costs to return previously cold-stacked vessels to class as the markets recovers or marketing strategies change;

•	inability to renew or replace expiring contracts for vessels;

•	early termination of vessel contracts may adversely affect operations;

•	increased domestic and international laws and regulations, including additional laws and regulations in the event of high-profile incidents;

•	changes in federal government regulation of offshore resources for the production of oil and natural gas;

•	changes in laws and regulations, including environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business;

•	changes in climate change, environmental regulations and environmental expectations;

•	instability of political, military and economic conditions in foreign countries;

•	business operation disruptions and exposure to liability caused by hazards inherent for the operation of vessels;

•	inadequacy of insurance coverage;

•	adverse effects and additional risks to business resulting from significant corporate transactions;

•	prohibition of operation of offshore support vessels in the U.S. resulting from failure to restrict the amount of ownership of the Company’s common stock by non-U.S. citizens;

•	repeal, amendment, suspension or non-enforcement of the Jones Act;

•	inability to sell off a portion of the business or forfeiture of vessels resulting from restrictions placed on non-U.S. citizen ownership;

•

restrictions placed by the Company’s incorporation and formation documents limiting ownership of common stock by individuals and entities that are not U.S. citizens may affect liquidity of common stock and may result in non-U.S. citizens being required to sell their shares at a loss or relinquish their voting, dividend and distribution rights;

•	inability to access funds, redeem any excess shares and suspension of operations in the U.S. coastwise trade due to non-U.S. citizens owning more than 25% of the Company’s common stock;

•	requisition or use by governmental agencies of the Company’s vessels;

•	inadequate indemnification by customers for damage to their property or the property of their other contractors;

•

inability to improve cash flow and liquidity through vessel sales resulting from inability to locate buyers with access to financing or to complete any sales on acceptable terms or within a reasonable time frame;

•	inability to collect amounts owed by customers;

•	lack of sole decision-making authority and disputes between joint ventures and investments in joint ventures;

•	exposure to potential future losses due to participation in industry-wide, multi-employer, defined benefit pension plans;

•	inability to improve operations and financial systems, and recruitment of additional staff;

•	inability to attract and retain qualified personnel and crew vessels appropriately;

•	federal law and state law job-related claims;

•	inability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;

•	U.S. federal income tax liabilities related to the Company’s spin-off from SEACOR Holdings Inc.;

•	fluctuations in common stock price;

•	ownership dilution;

•	common stock price and trading volume decline due to securities or industry analyst reports and recommendations;

•	“Emerging Growth Company” requirements;

•	costs associated with the development and maintenance of proper and effective internal controls over financial reporting;

•	failure to achieve and maintain effective internal controls over financial reporting;

•

depression of common stock price due to provisions in the Company’s incorporation and formation documents that may discourage, delay or prevent a change of control of the Company or changes in the Company’s management;

•

limitations to common stockholders’ ability to obtain favorable judicial forum for disputes due to forum selection clause restrictions placed by the Company’s incorporation and formation documents; and

•	intention not to pay dividends on our common stock for the foreseeable future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements included in this prospectus, particularly in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

We will not receive any proceeds from sale by the Selling Security Holders of the Securities. We may receive proceeds from any cash exercise of the Warrants to the extent the Warrants are issued upon conversion of the Convertible Notes and subsequently exercised. We can make no assurance that any of the Warrants will be exercised, or if exercised, the quantity that will be exercised or the period in which such Warrants will be exercised. We intend to use the net proceeds from any exercise of the Warrants for working capital and general corporate purposes.

SELLING SECURITY HOLDERS

This prospectus relates to the possible resale by certain of our security holders, who we refer to in this prospectus as the “Selling Security Holders,” of up to 2,978,724 shares of our common stock (as Conversion Shares or Warrants Shares) or of up to 2,978,724 Warrants (in lieu of such shares of common stock).

Carlyle Exchange Transactions

On October 5, 2022, the Company and certain funds affiliated with The Carlyle Group Inc. (the “Carlyle Investors”) entered into two agreements pursuant to which the Company issued to the Carlyle Investors: (i) $90.0 million in aggregate principal amount of the Company’s 8.0% / 9.5% Senior PIK Toggle Notes due 2026 (the “Guaranteed Notes”) and (ii) $35.0 million in aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2026 (the “Convertible Notes”) in exchange for $125.0 million in aggregate principal amount of the Company’s outstanding 4.25% Senior Convertible Notes due 2023.

The Convertible Notes are convertible into shares of the Company’s common stock at the option of the holders at a conversion rate of 85.1064 shares per $1,000 in principal amount of Convertible Notes (equivalent to a “Conversion Price” of approximately $11.75 per share). If necessary to facilitate the Company’s compliance with the provisions of the Jones Act, the Company may issue Warrants to the holders upon conversion of the Convertible Notes in lieu of Conversion Shares. The Warrants provide for the purchase of an equal number of shares of common stock at an exercise price of $0.01 per share. In addition, the Company has the right to cause the mandatory conversion of the Convertible Notes into common stock if the daily VWAP of the common stock equals or exceeds: (A) in the case of Convertible Notes held by the Carlyle Investors or their affiliates, 150% of the Conversion Price and (B) in the case of Convertible Notes held by any person other than the Carlyle Investors or their affiliates, 115% of the Conversion Price and the Company’s (or its successor or surviving entity’s) market capitalization equals or exceeds $1.0 billion, in each case for each of the 20 consecutive trading days.

In connection with the issuance of the Convertible Notes and the Guaranteed Notes, the Company and the Carlyle Investors entered into a registration rights agreement, dated October 5, 2022 (the “Registration Rights Agreement”). The Conversion Shares, the Warrants, the Warrant Shares, the Guaranteed Notes and the Convertible Notes are subject to the Registration Rights Agreement. The registration statement of which this prospectus forms a part is being filed to comply with our obligations under the Registration Rights Agreement.

Selling Security Holders Tables

Common Stock

Unless the context otherwise requires, as used in this prospectus, “Selling Security Holders” includes the selling security holders named in the tables below and donees, pledgees, transferees or other successors-in-interest selling Securities received from the Selling Security Holders as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of October 28, 2022: (i) the number of shares of common stock held of record or beneficially owned by the Selling Security Holders, including the Conversion Shares or Warrant Shares, as of such date (as determined below), (ii) the number of shares of common stock held of record or beneficially owned by the Selling Security Holders, including the Conversion Shares or Warrant Shares, as applicable, that may be offered under this prospectus by the Selling Security Holders, (iii) the number of shares of common stock beneficially owned upon completion of the offering and (iv) the percentage of common stock beneficially owned upon completion of this offering. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act based on 26,702,161 shares of common stock outstanding as of October 28, 2022, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the Selling Security Holders named below.

	Common Stock
Name of Selling Security Holders	Beneficially Owned as of October 28, 2022	Common Stock That May Be Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)	Percentage Of Common Stock Beneficially Owned upon Completion of this Offering(1)
CEOF II DE I AIV, L.P.(2)(3)	1,245,215	2,822,353	1,245,215	4.64%
CEOF II Coinvestment (DE), L.P.(2)(4)	63,370	144,492	63,370	0.24%
CEOF II Coinvestment B (DE), L.P.(2)(5)	5,219	11,879	5,219	0.02%

Total	1,314,164	2,978,724	1,314,164	4.90%

(1)

We do not know when or in what amounts the Selling Security Holders may offer shares of common stock for sale. The Selling Security Holders may decide not to sell any or all of the shares offered by this prospectus. Because the Selling Security Holders may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Security Holders after completion of the offering. However, for purposes of this table, we have assumed that the Selling Security Holders will sell all of their shares of our common stock covered by this prospectus.

(2)

Voting and investment determinations with respect to shares of common stock held by the Selling Security Holders are made by an investment committee of CEOF II DE I AIV, L.P. comprised of William E. Conway, Jr., Peter Clare, Christopher Finn, Kevin Gasque, Edward Mathias and Vipul Amin. Each member of the investment committee of CEOF II DE I AIV, L.P. disclaims beneficial ownership of such shares of common stock. The address for the Selling Security Holders is The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, D.C. 20004-2505. Pursuant to the Exchange Agreement (Convertible Notes), dated as of October 5, 2022, by and among the Company and the Selling Security Holders (the “Convertible Notes Exchange Agreement”), the Carlyle Investors have a right to appoint a board observer. At this time, the Carlyle Investors have designated Anna Mire as a board observer. See “—Carlyle Exchange Transactions.”

(3)

Common stock offered pursuant to this prospectus includes 2,822,353 Conversion Shares or Warrant Shares, both of which may be acquired or issuable, respectively, pursuant to the Convertible Notes and, in the case of the Warrant Shares, the Warrants.

(4)

Common stock offered pursuant to this prospectus includes 144,492 Conversion Shares or Warrant Shares, both of which may be acquired or issuable, respectively, pursuant to the Convertible Notes and, in the case of the Warrant Shares, the Warrants.

(5)

Common stock offered pursuant to this prospectus includes 11,879 Conversion Shares or Warrant Shares, both of which may be acquired or issuable, respectively, pursuant to the Convertible Notes and, in the case of the Warrant Shares, the Warrants.

(6)

The Selling Security Holders are not deemed to have beneficial ownership of the common stock underlying the Convertible Notes and the Warrants to the extent conversion of the Convertible Notes or exercise of the Warrants would cause a non-U.S. Citizen to hold in excess of 4.9% of the Company’s then outstanding shares of common stock. The foreign ownership restrictions imposed by the Jones Act (under which the foregoing entities are currently deemed non-U.S. citizens), the Certificate of Incorporation and the Bylaws, as well as restrictions in the Convertible Notes Exchange Agreement (under which the Warrants are issuable), prohibit the Selling Security Holders from converting the Convertible Notes or exercising the Warrants, as applicable, if such conversion or exercise would cause a non-U.S. Citizen to hold in excess of 4.9% of the Company’s then outstanding shares of common stock.

Warrants

As noted above, if necessary to facilitate the Company’s compliance with the provisions of the Jones Act, the Company may issue Warrants to the holders upon conversion of the Convertible Notes in lieu of Conversion Shares and the holders may determine to resell as opposed to exercise such Warrants. The following table, based upon information currently known by us, sets forth as of October 28, 2022: (i) the number of warrants held of record or beneficially owned by the Selling Security Holders (as determined below), (ii) the number of Warrants that may be offered under this prospectus by the Selling Security Holders, (iii) the number of warrants beneficially owned upon completion of the offering and (iv) the percentage of warrants beneficially owned upon completion of this offering. Each warrant allows the holder to receive one share of our common stock at an exercise price of $0.01 per share. The beneficial ownership of the warrants set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act based on 1,439,483 warrants outstanding as of October 28, 2022 and the information is not necessarily indicative of beneficial ownership for any other purpose. The warrants detailed below are substantially similar to one another other than with respect to their expiration dates, which are based upon the date on which such warrants were/will be issued.

The inclusion of any warrants in this table does not constitute an admission of beneficial ownership for the Selling Security Holders named below.

	Warrants
Name of Selling Security Holders	Beneficially Owned as of October 28, 2022(2)	Warrants That May Be Offered Pursuant to this Prospectus(1)(2)	Beneficially Owned upon Completion of this Offering(1)(2)	Percentage Of Warrants Beneficially Owned upon Completion of this Offering(1)(2)
CEOF II DE I AIV, L.P.(3)	4,186,263	2,822,353	1,363,910	94.75%
CEOF II Coinvestment (DE), L.P.(3)	214,321	144,492	69,829	4.85%
CEOF II Coinvestment B (DE), L.P.(3)	17,623	11,879	5,744	0.40%

Total	4,418,207	2,978,724	1,439,483	100%

(1)

We do not know when or in what amounts the Selling Security Holders may offer the Warrants for sale. The Selling Security Holders may decide not to sell any or all of the Warrants offered by this prospectus and may choose to exercise the Warrants under this offering. Because the Selling Security Holders may offer all, some or none of the Warrants pursuant to this offering, we cannot estimate the number of the Warrants that will be held by the Selling Security Holders after completion of the offering. However, for purposes of this table, we have assumed that the Selling Security Holders will sell all of their Warrants covered by this prospectus.

(2)

The Warrants that may be issued to the Selling Security Holders that are non-U.S. citizens contain terms prohibiting any exercise that would cause such security holders (if they are non-U.S. citizens for purposes of the Jones Act) to hold in excess of 4.9% of the Company’s then outstanding shares of common stock. The Certificate of Incorporation and the Bylaws also limit the aggregate percentage ownership by non-U.S. citizens of any class of the Company’s capital stock. See “Summary—The Securities That May Be Offered.”

(3)

Voting and investment determinations with respect to shares of common stock held by the Selling Security Holders are made by an investment committee of CEOF II DE I AIV, L.P. comprised of William E. Conway, Jr., Peter Clare, Christopher Finn, Kevin Gasque, Edward Mathias and Vipul Amin. Each member of the investment committee of CEOF II DE I AIV, L.P. disclaims beneficial ownership of such shares of common stock. The address for the Selling Security Holders is The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, D.C. 20004-2505. Pursuant to the Convertible Notes Exchange Agreement, the Carlyle Investors have a right to appoint a board observer. At this time, the Carlyle Investors have designated Anna Mire as a board observer. See “—Carlyle Exchange Transactions.”

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will offer the Securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

PLAN OF DISTRIBUTION

We are registering the Securities held by the Selling Security Holders to permit the Selling Security Holders to resell the Securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the Selling Security Holders of the Securities covered by this prospectus, except that upon the exercise of the Warrants for cash, the Company will receive proceeds equal to the exercise price of $0.01 per share, for an aggregate amount of approximately $29,787.24 if all of the Warrants covered by this prospectus are issued upon conversion of the Convertible Notes and subsequently exercised, subject to any adjustments.

Selling Security Holders may sell all or a portion of the Securities beneficially owned by them from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the Selling Security Holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected from time to time pursuant to one or more of the following methods, which may involve crosses or block transactions:

•	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	through the settlement of short sales;

•	transactions in which broker-dealers agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the Selling Security Holders effect such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Security Holders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Securities or otherwise, the Selling Security Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The Selling Security Holders may also sell Securities short and deliver Securities covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement of which this prospectus forms a part is declared effective. The Selling Security Holders may also loan or pledge Securities to broker-dealers in connection with bona fide margin accounts secured by the Securities, which shares broker-dealers could in turn sell if such Selling Security Holders default in the performance of their respective secured obligations.

The Selling Security Holders may pledge or grant a security interest in some or all of Securities beneficially owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus. The Selling Security Holders also may transfer and donate the Securities in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Security Holders will sell any or all of the Securities registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Security Holders and any other persons participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the Selling Security Holders and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We will pay all expenses of the registration of the Securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Security Holders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Security Holders against liabilities, including liabilities under the Securities Act, in accordance with the Registration Rights Agreement or the Selling Security Holders will be entitled to contribution in accordance with the terms of the Registration Rights Agreement.

Once sold under the registration statement of which this prospectus forms a part, the Securities held by the Selling Security Holders will be freely tradable by the purchasers of such Securities, other than our affiliates.

Any Securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144, rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, $0.01 par value per share, of which no preferred shares are issued or outstanding.

The following summary description of our capital stock is based on the provisions of our Certificate of Incorporation and Bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation, Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

As of October 28, 2022, there were 26,702,161 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. The common stock votes together as a single class. Directors will be elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in our Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Dividend Rights

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights

Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Shares of our common stock are not convertible into any other shares of our capital stock.

Preferred Stock

As of the date of this prospectus, there were no shares of our preferred stock outstanding.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	the listing of the preferred stock on any securities exchange or market, if any;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Qualifications for Ownership

The U.S. cabotage laws impose certain restrictions on the ownership and operation of vessels in the U.S. coastwise trade (i.e., trade between points in the United States), including the transportation of cargo and passengers. These laws are principally contained in 46. U.S.C. § 50501 and 46 U.S.C. Chapter 551 and related regulations and are commonly referred to collectively as the “Jones Act.” Subject to limited exceptions, the Jones Act requires that vessels engaged in U.S. coastwise trade be built in the United States, registered under the U.S.-flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. For purposes of the Jones Act, a corporation, for example, must satisfy the following requirement to be deemed a U.S. citizen: (i) the corporation must be organized under the laws of the United States or of a state, territory or possession thereof; (ii) each of the chief executive officer and the chairman of the board of directors of such corporation must be a U.S. citizen; (iii) no more than a minority of the number of directors of such corporation necessary to constitute a quorum for the transaction of business may be non-U.S. citizens; and (iv) at least 75% of each class or series of stock in such corporation must be owned by U.S. citizens within the meaning of the Jones Act.

Should the Company fail to comply with the U.S. citizenship requirements of the Jones Act, it would be prohibited from operating its U.S.-flag vessels in the U.S. coastwise trade during the period of such non-compliance. In addition, the Company could be subject to fines and its vessels could be subject to seizure and forfeiture for violations of the Jones Act and the related U.S. vessel documentation laws.

To facilitate compliance with the Jones Act, the Certificate of Incorporation and the Bylaws: (i) limit (a) the aggregate percentage ownership by non-U.S. citizens of any class or series of the Company’s capital stock (including common stock) to 22.5% of the outstanding shares of each such class or series to ensure that ownership by non-U.S. citizens will not exceed the maximum percentage permitted by applicable maritime law (presently 25%) but authorize the Company’s board of directors, under certain circumstances, to increase the foregoing percentage to not more than 24% and (b) ownership of shares of any class or series of the Company’s capital stock by an individual non-U.S. citizen (and any other non-U.S. citizen whose ownership position would be aggregated with such non-U.S. citizen for purposes of the Jones Act) to not more than 4.9% of the outstanding shares of each such class or series; (ii) allow for the institution of a dual stock certification system to help determine such ownership; (iii) provide that any issuance or transfer of shares in excess of such permitted percentage shall be ineffective as against the Company and that neither the Company nor its transfer agent shall register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as a stockholder of the Company for any purpose whatsoever except to exercise the Company’s remedies under the Certificate of Incorporation; (iv) provide that any such excess shares shall not have any voting or dividend rights; (v) permit the Company to redeem or transfer to a charitable trust any such excess shares; and

(vi) permit the Company’s board of directors to make such reasonable determinations as may be necessary to ascertain such ownership and implement such limitations. In addition, the Bylaws provide (w) that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business, (x) for an increase in the number of directors necessary to constitute a quorum when the number of non-U.S. citizen directors is equal to or greater than 50% of the number of directors present at a meeting, (y) that the President and the Chief Executive Officer of the Company must be a U.S. citizen and (z) that any non-U.S. citizen officer is restricted from acting in the absence or disability of the Chairman of the Company’s board of directors, the Chief Executive Officer or the President of the Company.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporate Law.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who owns 15% or more of the corporation’s outstanding stock, or an affiliate or associate of the corporation who did own 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws.

Our Certificate of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Filling Vacancies on the Board of Directors.

In accordance with Article II, Section 12 of our Bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Any director appointed to fill a vacancy will hold office until the next election of directors or until their successors are duly elected and qualified.

Meetings of Stockholders.

Our Bylaws provide that only a majority of the members of our board of directors then in office or the chairman of the board of directors or the President may call special meetings of the stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements.

Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to us not later than the 120th day nor earlier than the 150th day prior to the anniversary date of the preceding annual meeting. If there was no such prior annual meeting, then a stockholder’s notice must be delivered not earlier than the close of business on the 150th day nor later than the 120th day prior to the date which represents the second Tuesday in May of the current year. In the event that the date of the annual meeting is more than 25 days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF THE WARRANTS

Under the Convertible Notes Exchange Agreement entered into in connection with the issuance of the Convertible Notes to the Carlyle Investors, if necessary to ensure compliance with the Jones Act, we are permitted to satisfy our obligations to issue common stock upon conversion of the Convertible Notes by issuing the Warrants to purchase a like amount of our common stock. The Warrants would have an exercise price of $0.01 per share of common stock and would expire on the 25th anniversary of issuance. The Warrants would provide for adjustment of the exercise price and number of shares issuable upon exercise for certain dividends, subdivisions, reorganizations, reclassifications, mergers or consolidations.

This description of the Warrants are qualified in its entirety by reference to the Form of Warrant for the Warrants underlying the Convertible Notes, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Unless provided otherwise in the applicable prospectus supplement, the Warrants will be governed by and construed in accordance with the laws of the State of New York.

LEGAL MATTERS

The validity of the Securities being offered by this prospectus will be passed upon by Milbank LLP, New York, New York. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting www.sec.gov.

We also maintain a website at www.seacormarine.com, through which you can access the Company’s SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference in this prospectus the documents that we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 10, 2022;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our definitive proxy statement on Schedule 14A (other than information furnished, rather than filed) filed on April 22, 2022;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed on May 5, 2022, June 30, 2022, filed on August 3, 2022, and September 30, 2022, filed on November 2, 2022;

•	Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on January 6, 2022, March 16, 2022, June 10, 2022, June 17, 2022 and October 5, 2022; and

•

The description of our capital stock included in our Form 10 filed on December 14, 2016 and the amendments thereto filed on February  10, 2017, April  28, 2017 and May 4, 2017, as described in Exhibit 4.1.

In addition, we incorporate by reference into this prospectus (i) all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the common stock to which the prospectus relates or the offering is otherwise terminated and (ii) all documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.seacormarine.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. You may obtain such documents by submitting a written request either to Investor Relations, SEACOR Marine Holdings Inc., 12121 Wickchester Lane, Suite 500, Houston, Texas 77079 or to InvestorRelations@seacormarine.com, or an oral request by calling the Company’s Investor Relations group at (346) 980-1700.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee		$2,434.02
FINRA filing fee		$0.00
Accounting fees and expenses		$75,000
Legal fees and expenses		$50,000
Transfer Agent fees and expenses		*
Printing and miscellaneous expenses		*

Total	$	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation provides for such exculpation from personal liability.

The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 16.	Exhibits.

Exhibit Number	Description of the Document

1.1*	Registration Rights Agreement dated October 5, 2022, by and among SEACOR Marine Holdings Inc. and the holders of the Convertible Notes from time-to-time party thereto (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on October 5, 2022)

2.1*	Exchange Agreement (Convertible Notes), dated as of October 5, 2022, by and among SEACOR Marine Holdings Inc., and CEOF II DE I AIV, L.P., CEOF II Coinvestment (DE), L.P. and CEOF II Coinvestment B (DE), L.P. (incorporated herein by reference to Exhibit 10.6 to the Company’s Form 8-K filed on October 5, 2022)

3.1*	Third Amended and Restated Certificate of Incorporation of SEACOR Marine Holdings Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-K filed on March 10, 2022)

3.2*	Third Amended and Restated Bylaws of SEACOR Marine Holdings Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K filed on March 10, 2022)

4.1*	Description of Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 4.11 of SEACOR Marine Holdings Inc.’s Annual Report on Form 10-K filed with the Commission on March 10, 2022 (File No. 00137966))

4.2*	Form of Warrant (incorporated herein by reference to Exhibit B of Exhibit 10.6 to the Company’s Form 8-K filed on October 5, 2022)

5.1	Opinion of Milbank LLP as to the legality of the securities being registered

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2	Consent of Milbank LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (incorporated by reference to the signature page hereto)

107	Filing Fee Table

*	Incorporated by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company hereby undertakes that in the offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of November, 2022.

SEACOR MARINE HOLDINGS INC.

By:	/s/ John Gellert
Name: John Gellert
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints John Gellert, Jesús Llorca, and Andrew H. Everett II and each of them, all of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Gellert John Gellert	President, Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2022

/s/ Jesús Llorca Jesús Llorca	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 4, 2022

/s/ Gregory S. Rossmiller Gregory S. Rossmiller	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 4, 2022

/s/ Andrew R. Morse Andrew R. Morse	Non-Executive Chairman of the Board	November 4, 2022

/s/ R. Christopher Regan R. Christopher Regan	Director	November 4, 2022

/s/ Alfredo Miguel Bejos Alfredo Miguel Bejos	Director	November 4, 2022

/s/ Julie Persily Julie Persily	Director	November 4, 2022